   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1998
                                                          REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         CHESAPEAKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)



      OKLAHOMA                                        73-1395733
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)


                           6100 NORTH WESTERN AVENUE
                         OKLAHOMA CITY, OKLAHOMA 73118
                                 (405) 848-8000
               (Address, including zip code and telephone number,
       including area code, of registrant's Principal Executive Offices)


                         REPLACEMENT OPTION AGREEMENTS*
                                  PURSUANT TO
              JAY W. DECKER NONSTATUTORY STOCK OPTION AGREEMENTS
                           (Full title of the plans)

                              AUBREY K. MCCLENDON
                           6100 NORTH WESTERN AVENUE
                         OKLAHOMA CITY, OKLAHOMA 73118
                                 (405) 848-8000
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                       --------------------------------

                                       CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                                Proposed           PROPOSED
                                                AMOUNT           Maximum           MAXIMUM         AMOUNT OF
                                                 TO BE        Offering Price      AGGREGATE      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED         REGISTERED(1)     Per Share(2)    OFFERING PRICE        FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share         243,750        $6.21875          $1,515,821        $447.20
==============================================================================================================

(1)     The number of  shares of Common Stock  registered herein is subject to adjustment to  prevent dilution resulting  from stock splits, stock dividends, or similar transactions.
(2)     Estimated solely for  the purpose of calculating the amount of the registration fee pursuant to  Rule
        457(h) under the Securities Act of 1933, based  upon the average of the high and low prices of the
        Registrant's Common Stock on the New York Stock Exchange on March 20, 1998 as reported in The Wall
        Street Journal on March 23, 1998.
(*)     As further described herein under "Explanatory Notes."


==============================================================================================================


                               EXPLANATORY NOTES


         On March 10, 1998 (the "Effective Time"), pursuant to the Agreement and Plan of Merger, dated as of November 12, 1997, as amended by Amendment No. 1 thereto dated as of February 9, 1998 (collectively, the "Merger Agreement"), by and among Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), Chesapeake Acquisition Corp. ("Merger Sub"), an indirect wholly owned subsidiary of the Company, and Hugoton Energy Corporation ("Hugoton"), Merger Sub merged with and into Hugoton, whereby Hugoton became an indirect wholly owned subsidiary of the Company (the "Merger"). Pursuant to the Merger Agreement, each unexpired and unexercised outstanding option (each a "Hugoton Option") to purchase one share of common stock, no par value, of Hugoton ("Hugoton Common Stock") became immediately vested and exercisable and was automatically converted into an option ("Replacement Option") to purchase 1.3 shares of Common Stock at the exercise price per share of Hugoton Common Stock effective as of the Effective Time divided by 1.3. Each Replacement Option is otherwise subject to all of the other terms of the Hugoton Options to which it relates.

         As of the Effective Time, the Replacement Options granted pursuant to the Replacement Option Agreements covered by this registration statement substitute all of the Hugoton Options granted and outstanding pursuant to the Jay W. Decker Nonstatutory Stock Option Agreements.

         Upon exercise of such Replacement Options, Jay W. Decker will be entitled to purchase an aggregate 243,750 shares of Common Stock; 81,250 of such shares may be purchased at a per share exercise price of $6.35 and the remaining 162,500 of such shares may be purchased at an exercise price per share of $6.42, respectively.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to former employees and directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission by the Company (File No. 1-13726) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

         1.      Annual Report on Form 10-K for the fiscal year ended June 30,
                 1997;

         2. Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; and

         3. Current Reports on Form 8-K filed September 9, 1997, October 1, 1997, October 31, 1997, November 5, 1997, November 6, 1997,
                 November 20, 1997, December 11, 1997, December 24, 1997, January 15, 1998, January 26, 1998, February 5, 1998, February 13, 1998, March 5, 1998 (four reports), March 20, 1998 and March 23, 1998.

         All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective registration statement to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The General Corporation Act of Oklahoma provides for indemnification of each of the Company's officers and directors against (a) expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding brought by reason of his being or having been a director, officer, employee or agent of the Company, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company, other than an action by or in the right of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action, he had no reasonable cause to believe that his conduct was unlawful and (b) expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the Company brought by reason of his being or having been a director, officer, employee or agent of the Company, or any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which he shall have been adjudged liable to the Company, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Article VIII of the Company's Certificate of Incorporation provides for indemnification of the Company's director and officers. The Oklahoma General Corporation Act also permits the Company to purchase and maintain insurance on behalf of the Company's directors and officers against any liability arising out of their status as such, whether or not the Company would have the power to indemnify them against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933 (the "Securities Act").

         The Company has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, the Company will pay on behalf of the indemnitee, and his executors, administrators and heirs, any amount which he is or becomes legally obligated to pay because of
(i) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of the Company or an affiliate or (ii) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of the Company or an affiliate or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which the Company will be obligated to make hereunder shall include, inter alia, damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and cost of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds. The Company also provides liability insurance for each of its directors and executive officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


Exhibit
Number                                     Description of Exhibits
------                                     -----------------------
3.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1996).

3.2 Amendment to Certificate of Incorporation of the Company filed December 17, 1997 (incorporated herein by reference to Exhibit 3.2 to Post-Effective Amendment No. 1 on Form S-8 to Registrant's Registration Statement on Form S-4 (No. 333-46129)

3.3 Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form 8-B (No. 001-137260)).

4.1 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee, with respect to 7 7/8% Senior Notes due 2004. Incorporated herein by reference to Exhibit No. 4.1 to Registrant's Registration Statement on Form S-4 (No. 333-24995).

4.2 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee, with respect to 8 1/2% Senior Notes due 2012. Incorporated herein by reference to Exhibit No. 4.3 to Registrant's Registration Statement on Form S-4 (No. 333-24995).

4.3 Indenture dated as of May 15, 1995 among Chesapeake Energy Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as Trustee. Incorporated herein by reference to Exhibit No. 4.3 to Registrant's Registration Statement on Form S-4 (No. 33-93718).

4.4 Indenture dated as of April 1, 1996 among Chesapeake Energy Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as Trustee. Incorporated herein by reference to Exhibit No. 4.6 to Registrant's Registration Statement on Form S-3 (No. 333-1588).

4.5 Stock Registration Agreement dated May 21, 1992 between Chesapeake Energy Corporation and various lenders, as amended by First Amendment thereto dated May 26, 1992. Incorporated herein by reference to Exhibits 10.26.1 and 10.26.2 to Registrant's Registration Statement on Form S-1 (No. 33-55600).

5.1 Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities to be registered.*

23.1     Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
         Exhibit 5.1 hereto).

23.2     Consent of Coopers & Lybrand L.L.P.*

23.3     Consent of Price Waterhouse LLP.*

23.4     Consent of Williamson Petroleum Consultants, Inc.*

99.1     Jay W. Decker Nonstatutory Stock Option Agreement dated September 8,
         1995.*

99.2     Jay W. Decker Nonstatutory Stock Option Agreement dated September 8,
         1996.*



__________________________
* Filed herewith

Item 9.  Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on March 24, 1998.

                               CHESAPEAKE ENERGY CORPORATION

                               By:           /s/ Aubrey K. McClendon
                                      -----------------------------------------
                                              Aubrey K. McClendon
                                              Chairman of the Board
                                            and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on March 24, 1998.

Name                                               Title
----                                               -----
       /s/Aubrey K. McClendon                      Chairman of the Board of Directors, Chief Executive
--------------------------------------
       Aubrey K. McClendon                         Officer and Director (Principal Executive Officer)

       /s/Tom L. Ward                              President, Chief Operating Officer
--------------------------------------
       Tom L. Ward                                 Director (Principal Executive Officer)

       /s/Marcus C. Rowland                        Senior Vice President-Finance and
--------------------------------------
       Marcus C. Rowland                           Chief Financial Officer (Principal Financial Officer)

       /s/Ronald A. Lefaive                        Controller (Principal Accounting Officer)
--------------------------------------
       Ronald A. Lefaive

       /s/Edgar F. Heizer, Jr.                     Director
--------------------------------------
       Edgar F. Heizer, Jr.

       /s/Breene M. Kerr                           Director
--------------------------------------
       Breene M. Kerr

       /s/Shannon T. Self                          Director
--------------------------------------
       Shannon T. Self

       /s/Frederick B. Whittemore                  Director
--------------------------------------
       Frederick B. Whittemore

       /s/Walter C. Wilson                         Director
--------------------------------------
       Walter C. Wilson

                               INDEX TO EXHIBITS



Exhibit
Number                               Description of Exhibits
------                               -----------------------

3.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1996).

3.2      Amendment to Certificate of Incorporation of the Company filed December
         17, 1997 (incorporated herein by reference to Exhibit 3.2 to Post-Effective Amendment No. 1 on Form S-8 to Registrant's Registration
         Statement on Form S-4 (No. 333-46129).

3.3 Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form 8-B (No. 001-137260)).

4.1 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and
         Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee, with respect to 7 7/8% Senior Notes due 2004. Incorporated herein by reference to Exhibit No. 4.1 to Registrant's Registration Statement on Form S-4 (No.
         333-24995).

4.2 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and
         Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee, with respect to 8 1/2% Senior Notes due 2012. Incorporated herein by reference to Exhibit No. 4.3 to Registrant's Registration Statement on Form S-4 (No.
         333-24995).

4.3      Indenture dated as of May 15, 1995 among Chesapeake Energy
         Corporation, its subsidiaries signatory thereto as Subsidiary
         Guarantors and United States Trust Company of New York, as Trustee.
         Incorporated herein by reference to Exhibit No. 4.3 to Registrant's
         Registration Statement on Form S-4 (No. 33-93718).

4.4      Indenture dated as of April 1, 1996 among Chesapeake Energy
         Corporation, its subsidiaries signatory thereto as Subsidiary
         Guarantors and United States Trust Company of New York, as Trustee.
         Incorporated herein by reference to Exhibit No. 4.6 to Registrant's
         Registration Statement on Form S-3 (No. 333-1588).

4.5      Stock Registration Agreement dated May 21, 1992 between Chesapeake
         Energy Corporation and various lenders, as amended by First Amendment thereto dated May 26, 1992. Incorporated herein by reference to Exhibits 10.26.1 and 10.26.2 to Registrant's Registration Statement on
         Form S-1 (No. 33-55600).

5.1      Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities to be registered.*

23.1     Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

23.2     Consent of Coopers & Lybrand L.L.P.*

23.3     Consent of Price Waterhouse LLP.*

23.4     Consent of Williamson Petroleum Consultants, Inc.*

99.1     Jay W. Decker Nonstatutory Stock Option Agreement dated September 8, 1995.*

99.2     Jay W. Decker Nonstatutory Stock Option Agreement dated September 8, 1996.*

-----------------
* Filed herewith

